Exhibit 99.2

INTEGRAL ANALYTICS, INC.

CINCINNATI, OHIO

FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2016

AND

INDEPENDENT AUDITORS’ REPORT

A Professional Association • Certified Public Accountant

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

TABLE OF CONTENTS

Page
Independent Auditors’ Report on Financial Statements	1

Financial Statements:

Balance Sheet	2

Statement of Income and Retained Earnings	3

Statement of Shareholders’ Equity	4

Statement of Cash Flows	5

Notes to Financial Statements	6 - 8

s

One East Fourth Street, Suite 1200, Cincinnati, Ohio 45202 P. 513.241.3111 | F. 513.241.1212 | cshco.com

To the Board of Directors

Integral Analytics, Inc.

INDEPENDENT AUDITORS’ REPORT ON FINANCIAL STATEMENTS

Report on the Financial Statements

We have audited the accompanying financial statements of Integral Analytics, Inc. (an S corporation), which comprise the balance sheet as of December 31, 2016, and the related statements of operations, shareholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integral Analytics, Inc.as of December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

July 28, 2017

One East Fourth Street • Suite 1200 • Cincinnati, Ohio 45202 • Phone: (513) 241‑3111 • Fax: (513) 241‑1212 • www.cshco.com

INTEGRAL ANALYTICS, INC.

BALANCE SHEET

As of December 31, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$1,022,526
Accounts receivable, net of allowance of $74,694	938,163
Prepaid expenses	74,871
Total current assets	2,035,560

Property and equipment:
Furniture and equipment	51,276
Computer equipment	26,171
Software	10,000
Total property and equipment	87,447
Less accumulated depreciation	78,018
Net property and equipment	9,429

Other Assets:
Deposits	2,271
Intangible assets, less accumulated amortization of $31,529	172,776
Total other assets	175,047

Total Assets	$2,220,036

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities:
Accounts payable	$473,035
Accrued expenses	58,854
Accrued shareholders’ distributions	130,276
Deferred revenue	647,457
Total current liabilities	1,309,622

Long term liabilities:
Shareholder notes payable	188,600
Total Liabilities	1,498,222

Shareholders’ Equity:
Common stock; no par value; 9,000 shares authorized
5,057 shares issued; 4,542 outstanding	202,393
Treasury stock; 515 shares, at cost	(52,232)
Retained earnings	571,653
Total shareholder’s equity	721,814

Total liabilities and shareholder’s equity	$2,220,036

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

For the year ended December 31, 2016

Revenues:
Software licenses	$1,806,138
Consulting and other revenue	2,783,626
Total revenues	4,589,764

Cost of revenues:
Software licenses	1,702,352
Consulting and other revenue	366,077
Total cost of revenues	2,068,429

Gross profit	2,521,335

Operating expenses:
Product development	1,083,618
Operations	273,660
Sales and marketing	363,386
General and administrative	1,437,309
Total operating expenses	3,157,973

Loss from operations	(636,638)

Other expenses:
Interest expense	14,575
Bad debt expense	74,694
Total other expenses	89,269

Net loss	$(725,907)

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

For the year ended December 31, 2016)

	Common Stock		Treasury
	Shares	Amount	Stock	Retained Earnings	Total
Balance at January 1, 2016	4,465	$202,255	$(52,232)	$1,297,560	$1,447,583
Issuance of common stock	77	138	—	—	138
Net loss	—	—	—	(725,907)	(725,907)
Balance at December 31, 2016	4,542	$202,393	$(52,232)	$571,653	$721,814

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF CASH FLOW

For the year ended December 31, 2016

Cash flows from operating activities
Net loss	$(725,907)
Adjustments to reconcile net loss to net cash used by operations:
Bad debt expense	74,694
Depreciation	7,325
Amortization	9,599
Effects of changes in operating assets and liabilities
Accounts receivable	(454,409)
Prepaid expenses and other assets	28,878
Accounts payable	433,848
Accrued expenses	(17,695)
Deferred revenue	(3,286)
Net cash used in operating activities	(646,953)

Cash flows from investing activities
Capitalized patent costs	(35,446)
Net cash used in investing activities	(35,446)

Cash flows from financing activities
Issuance of common stock	138
Net cash provided by financing activities	138

Net decrease in cash and cash equivalents	(682,261)

Cash and cash equivalents at beginning of year	1,704,787

Cash and cash equivalents at end of year	$1,022,526
Supplemental disclosures
State and local income taxes paid, net of refunds	$2,281
Interest paid	$15,084

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

NOTES TO FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies

Integral Analytics, Inc. (the “Company”) is a utility software provider which conducts business throughout the United States of America. The Company’s primary products are advanced analytical software for use by utility companies in the energy, power generation, transmission and delivery industries in evaluating and forecasting demand and capacity planning and to meet regulatory requirements. In connection with the licensing of its software, the Company also provides consulting and support services, and contracts to install hardware systems for its software products. The following is a summary of the significant accounting policies followed in the preparation of the financial statements.

Cash equivalents

The Company maintains cash in bank deposit accounts at financial institutions where the balances, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risks on its cash balances.

Accounts receivable

The Company carries its accounts receivable at the original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company has recorded an allowance for doubtful accounts of $74,694 as of December 31, 2016.

Advertising expense

Advertising expenses are charged to income during the year in which they are incurred. The Company recognized $25,502 in advertising expenses in the year ended December 31, 2016.

Income taxes

The Company is treated as a S-Corporation for federal income tax purposes. Members are taxed individually on their share of the Company’s earnings in accordance with the Company’s operating agreement. Accordingly, no liabilities or income tax provisions for federal or state income taxes are recorded in the accompanying financial statements.

Property and depreciation

Property is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, generally 3 -  7 years for office furniture and fixture, computer equipment, and software.

Intangible assets

Intangible assets consist of the following at December 31, 2016:

Patents	$204,305
Less accumulated amortization	(31,259)
$172,776

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Patent costs are accumulated until a patent is either issued, denied, or the Company abandons the patent process. Patent lives are typical 20 years from the first filing date, and the Company amortizes patent costs from the date of issuance until the patent period expires.

2017	$9,599
2018	9,599
2019	9,599
2020	9,599
2021	9,599
Thereafter	124,781
$172,776

Intangible assets are reviewed annually for impairment or when events or circumstances indicate their carrying amount may not be recoverable. Management has determined that no impairment is necessary at December 31, 2016.

Revenue recognition

Revenues from software license agreements and maintenance contracts are recognized ratably of the life of the agreements. Payments for the Company’s license and maintenance agreements are collected in advance and recognized ratably over the contractual period, typically one year. Deferred revenue represents the unrecognized portion to be recognized in future periods. The Company recognizes consulting revenue as services are rendered based on agreed upon consulting rates. The Company’s systems design contracts are recognized on a milestone basis in accordance with its contracts with customers.

Software costs

Costs associated with the maintenance and support of the Company’s software product are expensed as incurred in accordance with the Costs of Computer Software to be Sold, Leased or Otherwise Marketed topic of the FASB Accounting Standards Codification.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent events

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying financial statements consider events through July 28, 2017, the date on which the financial statements were available to be issued.

Note 2 — Concentration of Credit Risk

Revenue from two customers represented approximately 65% of total Integral Analytics, Inc. revenue for the year ended December 31, 2016. Accounts receivable from two customers represented approximately 68% of total Integral Analytics, Inc. receivables as of December 31, 2016.

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

NOTES TO FINANCIAL STATEMENTS

Note 3 — Operating Lease Commitments

The Company leases its Cincinnati office and other office locations under operating leases, on a month to month basis. Rental expense under these leases ranges from $557 a month to $2,912 per month, with $55,520 of expense for the year ended December 31, 2016.

Note 4 — Retirement Plan

The Company has a 401(k) plan which covers all employees who meet the eligibility requirements. The Company matches 100% of employee contributions up to 6% of qualifying compensation. Company contributions to this plan were $118,713 during the year ended December 31, 2016.

Note 5 — Shareholder Notes Payable

The Company has notes payable to shareholders with interest payable annually at 8% per annum. The notes can be called by the shareholders with 180 days notice. The outstanding balance at December 31, 2016 was $188,600. The notes are shown as long-term as the shareholders do not intend to call them in the immediate future.

Note 6 —Research and Development Costs

The Company expenses product development costs as they are incurred. Product development expense incurred for the year ended December 31, 2016 was $1,083,618.

Note 7 — Subsequent Event

On July 28, 2017 the shareholders sold all of the Company’s stock to a publicly traded entity. In connection with the sale, all assets and business operations were sold and certain liabilities were assumed by the new parent company. Shareholder notes payable Company were settled as part of the stock purchase agreement.